UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________
FORM 8-K
_____________________________
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2016

Commission File Number	Exact Name of Registrant as Specified in its Charter, State of Incorporation, Address of Principal Executive Offices and Telephone Number	IRS Employer Identification No.
1-11607	DTE Energy Company (a Michigan corporation) One Energy Plaza Detroit, Michigan 48226-1279 313-235-4000	38-3217752

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.      Submission of Matters to a Vote of Security Holders.

(a)    The Annual Meeting was held on May 5, 2016.

(b)    At the Annual Meeting:

(i)
The director nominees named in the Proxy were all elected to the Board as follows: Gerard M. Anderson, David A. Brandon, W. Frank Fountain, Jr., Charles G. McClure, Jr., Gail J. McGovern, Mark A. Murray, James B. Nicholson, Charles W. Pryor, Jr., Josue Robles, Jr., Ruth G. Shaw, David A. Thomas and James H. Vandenberghe were each elected to serve as a director of the Company for a one-year term expiring in 2017, with the votes shown:

	Total Votes For Each Director	Total Votes Withheld From Each Director	Broker Non-Votes
Gerard M. Anderson	112,239,102.956	7,350,545.279	23,936,611
David A. Brandon	118,480,124.233	1,109,524.002	23,936,611
W. Frank Fountain, Jr.	117,094,685.937	2,494,962.298	23,936,611
Charles G. McClure, Jr.	118,943,988.037	645,660.198	23,936,611
Gail J. McGovern	117,840,824.357	1,748,823.878	23,936,611
Mark A. Murray	118,821,924.550	767,723.685	23,936,611
James B. Nicholson	116,652,775.883	2,936,872.352	23,936,611
Charles W. Pryor, Jr.	116,716,835.692	2,872,812.543	23,936,611
Josue Robles, Jr.	115,140,074.251	4,449,573.984	23,936,611
Ruth G. Shaw	115,670,508.666	3,919,139.569	23,936,611
David A. Thomas	118,929,055.978	660,592.257	23,936,611
James H. Vandenberghe	118,514,735.381	1,074,912.854	23,936,611

(ii)	Shareholders ratified the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the year 2016, with the votes shown:

For	Against	Abstentions	Broker Non-Votes
141,781,410.055	1,309,101.474	435,747.706	—

(iii)	Shareholders approved, on an advisory basis, the overall executive compensation paid to the Company's named executive officers as more fully described in the Proxy, with the votes shown:

For	Against	Abstentions	Broker Non-Votes
114,258,707.744	4,551,278.812	779,405.679	23,936,867

(iv)	Shareholders did not approve the shareholder proposal relating to political contributions disclosure as more fully describe in the Proxy, with the votes shown.

For	Against	Abstentions	Broker Non-Votes
30,266,219.717	84,460,706.303	4,862,422.215	23,936,911

(v)	Shareholders did not approve the shareholder proposal relating to distributed generation as more fully described in the Proxy, with the votes shown:

For	Against	Abstentions	Broker Non-Votes
29,767,706.684	82,744,429.181	7,077,256.370	23,936,867

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 10, 2016
DTE ENERGY COMPANY
(Registrant)

/s/ Lisa A. Muschong
Lisa A. Muschong
Corporate Secretary